T. ROWE PRICE EMERGING MARKETS STOCK FUND



ANNUAL MEETING
RESULTS

The T. Rowe Price Emerging Markets Stock Fund
        held an annual meeting on October 25,
2000, to
approve a new investment management agreement, elect directors to the fund, and ratify the Board of Directors' selection of
PricewaterhouseCoopers LLP as the fund's independent accountants.

The results of voting were as follows (by number of shares):

For approval of a new investment management agreement:
Donald W. Dick, Jr.

Affirmative:
6,897,948.477

Withhold:
   117,607.587
Affirmative:
6,851,390.236

Against:
     75,969.927
Total:
7,015,556.064
Abstain:
     88,195.901



Paul M. Wythes
Total:
7,015,556.064
Affirmative:
6,888,827.172


Withhold:
   126,728.892
For nominees to the Board of Directors of the Emerging Markets Stock Fund:



Total:
7,015,556.064



M. David Testa

Affirmative:
6,892,341.352
To ratify the appointment of
PricewaterhouseCoopers LLP as
independent accountants:
Withhold:
   123,214.712



Total:
7,015,556.064




Affirmative:
6,880,590.156
Martin G. Wade
Against:
     63,962.064
Affirmative:
6,890,267.075
Abstain:
     71,003.844
Withhold:
   125,288.989

Total:
7,015,556.064
Total:
7,015,556.064

Anthony W. Deering
Affirmative:
6,897,874.979
Withhold:
   117,681.085

Total:
7,015,556.064

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